EXHIBIT 99.2

UNAUDITED COMBINED PRO FORMA FINANCIAL DATA

The following unaudited pro forma combined financial information has been prepared to give effect to the acquisition of CNI by Arrowhead and the related financing activities.

On April 20, 2007, Arrowhead entered into a Stock Purchase Agreement (the “Purchase Agreement”) with William A. McMinn, Robert Gower, Mary H. Cain and The Mary H. Cain Marital Trust (collectively, the “Purchasers”) for the sale of 1,431,222 shares of Arrowhead’s common stock in exchange for 1,080,000 shares of Series E Preferred Stock of Carbon Nanotechnologies, Inc., a Delaware corporation (“CNI”). As part of the transactions contemplated by the Purchase Agreement, Arrowhead has committed to register the newly-issued shares of Arrowhead common stock for resale by the Purchasers pursuant to the terms of a Registration Rights Agreement dated as of April 20, 2007 by and among Arrowhead and the Purchasers (the “Registration Rights Agreement”). On the same date, Arrowhead and the Purchasers entered into a Lock-up and Standstill Agreement (the “Lock-up and Standstill Agreement”) whereby the Purchasers agreed to refrain from sales of Arrowhead’s common stock for a period of 181 days following the date of the agreement. The foregoing is intended only as a summary of the terms and conditions of the Purchase Agreement, the Registration Rights Agreements and the related transactions. On April 20, 2007, Unidym (“Unidym”), a Delaware corporation and majority-owned subsidiary of Arrowhead Research Corporation (“Arrowhead”), and Arrowhead amended the Agreement to Provide Additional Capital (“Capital Agreement”) dated June 13, 2006 by and between Arrowhead and Unidym to accelerate the payment of $4 million of additional capital to Unidym, such that it was agreed that all of the capital contributions set forth in the Capital Agreement would be payable to Unidym on April 20, 2007. In aggregate consideration for the acceleration and payment of the additional capital and the transfer from Arrowhead to Unidym of rights and obligations under two sponsored research agreements, Unidym issued 448,000 shares of Unidym common stock to Arrowhead.

On April 20, 2007, pursuant to an Agreement and Plan of Merger, dated as of March 21, 2007, by and among Unidym, Unidym Acquisition, LLC (“Merger LLC”), a Delaware limited liability company and wholly-owned subsidiary of Unidym, CNI, and William A. McMinn as stockholder representative (the “Merger Agreement”), Unidym acquired CNI through a merger of CNI with and into Merger LLC, with Merger LLC continuing as the surviving company of such merger and a wholly-owned subsidiary of Unidym (the “Merger”). Pursuant to the Merger Agreement, at the closing, Unidym issued 5,000,000 shares of Unidym Series A Convertible Preferred Stock, $.0001 par value per share (“Unidym Series A Preferred Stock”), to be distributed to the holders of CNI common stock and 2,784,252 shares of Unidym Series B Convertible Preferred Stock, $.0001 par value per share (“Unidym Series B Preferred Stock”) to be distributed to the holders of CNI Series E Preferred Stock. In addition, in connection with the Merger, all 2,889,000 shares of Unidym Series A Preferred Stock outstanding prior to the effective time of the Merger were converted into 2,889,000 shares of Unidym Series B Preferred Stock. Approximately twenty percent (20%) of the issued and outstanding capital stock of Unidym (calculated on an as-converted to common stock basis after giving effect to the Merger) was placed into a share escrow account to fund certain claims for indemnification for breaches of or inaccuracies in Unidym’s and CNI’s representations and warranties, covenants and agreements.

In accordance with the Merger Agreement, Unidym assumed CNI’s 2007 Restricted Stock Unit Plan and all outstanding CNI restricted stock units that were outstanding as of the effective time of the Merger. In connection with such assumption, appropriate adjustments described in the Merger Agreement were made to the number of shares of Unidym common stock subject to each restricted stock

The preliminary estimated purchase price is as follows:

Consideration paid:

Value assigned to Unidym Series B Preferred Stock distributed to holders of CNI Series E Preferred Stock	$5,400,000
Value assigned Unidym Series A Preferred Stock issued and distributed to holders of CNI Common Stock	292,277

Total	$5,692,277

Cash and cash equivalents	$199,000
Accounts receivable	184,000
Grant receivable	70,000
Other receivables	23,000
Other prepaid expenses	36,000
Property and equipment	66,000
Rent deposit and other assets	2,000
Purchase of in-process research and development	5,760,000
Accounts payable	(425,000)
Accrued expenses	(223,000)

$5,692,000

The acquisition has been accounted for using purchase price accounting in accordance with Financial Accounting Standard No. 141, Business Combinations. The unaudited pro forma combined statement of financial position as of March 31, 2007 gives effect to the acquisition as if it had occurred on that date.

The unaudited pro forma combined statement of operations for the year ended December 31, 2006 gives effect to the acquisition as if it had occurred on January 1, 2006. The unaudited pro forma combined statement of operations includes historical financial results of Arrowhead and CNI for the first quarter ended December 31, 2006 (Arrowhead) and March 31, 2007 (CNI) and the year ended September 30, 2006 (Arrowhead) and December 31, 2006 (CNI), respectively. Any savings or additional costs, which may be realized through the integration of the operations of Arrowhead’s Unidym with CNI, have not been estimated or included in the unaudited pro forma combined statement of operations.

The unaudited pro forma financial information includes the adjustments that have a continuing impact to the combined company to reflect the transaction using purchase accounting. The pro forma adjustments are described in the notes to the unaudited pro forma financial information. The adjustments are based upon preliminary information and certain management judgments and estimates. The purchase accounting adjustments are subject to revisions, which will be reflected in future periods.

The unaudited pro forma financial information and accompanying notes are presented for illustrative purposes only and do not purport to be indicative of, and should not be relied upon as indicative of, the financial position or operating results that may occur in the future or that would have occurred if the acquisition had been consummated on January 1, 2006. The unaudited pro forma financial information should be read in conjunction with:

1)	Arrowhead Research Corporation’s audited consolidated financial statements and notes thereto and management’s discussion and analysis as of and for the fiscal year ended September 30, 2006 filed as part of Arrowhead’s Annual Report on Form 10-K.

(2)	Carbon Nanotechnologies, Inc’s audited financial statements and notes thereto as of December 31, 2006 and for the year then ended, included as Exhibit 99.1 of this Form 8-K/A.

(3)	Arrowhead Research Corporation’s Current Report on Form 8-K, previously filed on April 20, 2007 and its Current Report on Form 8-K/A, filed on June 28, 2007.

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2007

(in thousands)

	Arrowhead Research Corp. March 31, 2007	Carbon Nanotechnologies, Inc. March 31, 2007	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$21,592	$199	$—		$21,791
Marketable securities at fair market value - US Treasury Bills	—	—	—		—
Accounts receivable, net of allowance for doubtful account of $13,514	—	184	—		184
Grant receivable, net of allowance for doubtful account of $0	—	70	—		70
Other receivables	2	23	—		25
Prepaid sponsored research	313	—	—		313
Other prepaid research	162	—	—		162
Other prepaid expenses	425	35	—		460

TOTAL CURRENT ASSETS	22,494	511	—		23,005
PROPERTY AND EQUIPMENT
Computers, office equipment and furniture	562	131	(111)		582
Research equipment	1,472	4,936	(4,889)		1,519
Software	69	—	—		69
Leasehold improvement	409	165	(165)		409

	2,512	5,232	(5,165)	(2)	2,579
Less: Accumulated depreciation and amortization	(1,345)	(5,165)	5,165	(2)	(1,345)

NET PROPERTY AND EQUIPMENT	1,167	67	—		1,234
INTANGIBLE AND OTHER ASSETS
Rent deposit and other assets	97	2	—		99
Patents	3,147	—	—		3,147
License agreements	—	3,236	(3,236)		—

TOTAL OTHER ASSETS	3,244	3,238	(3,236)		3,246
TOTAL ASSETS	$26,905	$3,816	$(3,236)		$27,485

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$490	$425	$—		$915
Accrued expenses	330	224	—		554
Payroll liabilities	326	—	—		326
Preferred stock liability	—	—	—		—
Deferred revenue	—	—	—		—

TOTAL CURRENT LIABILITIES	1,146	649	—		1,795

Minority interests	1,282	—	—		1,282
Commitment and contingencies
STOCKHOLDERS’ EQUITY
Common stock	34	20	(20)	(1)	34
Preferred stock	—	5,401	(5,401)	(1)	—
Additional paid-in capital	62,800	38,766	(33,367)	(1)	68,199
Accumulated deficit during the development stage	(38,357)	(41,020)	41,020	(3)	(43,825)
	—	—	(5,760)	(3)
	—	—	292	(3)

TOTAL STOCKHOLDERS’ EQUITY	24,477	3,167	(3,236)		24,408
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,905	$3,816	$(3,236)		$27,485

See Notes to Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Statement of Operations

For the Fiscal Years Ended September 30, 2006 and December 31, 2006

(in thousands)

	Arrowhead Research October 1, 2005 - September 30, 2006	Carbon Nanotechnologies, Inc. January 1, 2006 - December 31, 2006	Proforma Adjustments		Proforma Combined
REVENUE	$595	$3,109	$—		$3,704
COST OF GOODS SOLD	—	2,024	—		2,024

GROSS PROFIT	595	1,085	—		1,680
OPERATING EXPENSES
Salaries	6,471	2,181	—		8,652
Consulting	750	—	—		750
General and administrative expenses	5,034	1,427	—		6,461
Research and development	8,582	369	5,760	(3)	14,711
Depreciation and amortization	242	317	(233	) (4)	326
Goodwill impairment & other charges	999	—	—		999

TOTAL OPERATING EXPENSES	22,078	4,294	5,527		31,899

OPERATING LOSS	(21,483)	(3,209)	(5,527)		(30,219)
OTHER INCOME (EXPENSES)
Gain on sale of assets	—	20	—		20
Realized and unrealized gain (loss) in marketable securities	316	—	—		316
Interest income	853	12	—		865
Interest expense	—	(241)	241	(4)	0
Other income (expense)	—	(15)	—		(15)

TOTAL OTHER INCOME (EXPENSES)	1,169	(224)	241		1,186

LOSS BEFORE MINORITY INTERESTS	(20,314)	(3,433)	(5,286)		(29,033)
Minority interests	1,317	—	—		1,317
LOSS FROM CONTINUING OPERATIONS	(18,997)	(3,433)	(5,286)		(27,716)
Provision for income taxes	—	—	—		—

NET LOSS	$(18,997)	$(3,433)	$(5,286)		$(27,716)

Loss from continuing operations per share	$(0.595)	$(0.280)			$(0.839)
Net loss per share, basic and diluted	$(0.595)	$(0.280)			$(0.839)
Weighted average shares outstanding	31,953,806	12,256,253			33,033,806

See Notes to Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Statement of Operations

For the First Quarters Ended December 31, 2006 and March 31, 2007

(in thousands)

	Arrowhead Research First Quarter October 1, 2006 - December 31, 2006	Carbon Nanotechnologies, Inc. First Quarter January 1, 2007 - March 31, 2007	Proforma Adjustments		Proforma Combined
REVENUE	$11	$877	$—		$888
COST OF GOODS SOLD	—	620	—		620

GROSS PROFIT	11	257	—		268
OPERATING EXPENSES
Salaries	1,727	510	—		2,237
Consulting	231	—	—		231
General and administrative expenses	1,177	495	—		1,672
Research and development	1,246	52	—		1,298
Depreciation and amortization	104	72	(58	) (4)	118
Goodwill impairment & other charges	—	—	—		—

TOTAL OPERATING EXPENSES	4,485	1,129	(58)		5,556

OPERATING LOSS	(4,474)	(872)	58		(5,288)
OTHER INCOME (EXPENSES)
Gain on sale of assets	—	—	—		0
Realized and unrealized gain (loss) in marketable securities	0	—	—		0
Interest income	313	4	—		317
Interest expense	—	(77)	77	(4)	0
Other income (expense)	—	(6)	—		(6)

TOTAL OTHER INCOME (EXPENSES)	313	(79)	77		311

LOSS BEFORE MINORITY INTERESTS	(4,161)	(951)	135		(4,977)
Minority interests	453	—	—		453
LOSS FROM CONTINUING OPERATIONS	(3,708)	(951)	135		(4,524)
Provision for income taxes	—	—	—		—

NET LOSS	$(3,708)	$(951)	$135		$(4,524)

Loss from continuing operations per share	$(0.108)	$(0.078)			$(0.128)
Net loss per share, basic and diluted	$(0.108)	$(0.078)			$(0.128)
Weighted average shares outstanding	34,181,399	12,256,253			35,261,399

See Notes to Unaudited Pro Forma Combined Financial Statements

Notes to Unaudited Pro Forma Combined Financial Statements (in thousands)

(1)	Arrowhead Research Corporation issued 1,431,222 shares of Arrowhead’s common stock in exchange for 1,080,000 shares of Series E Preferred Stock of Carbon Nanotechnologies, Inc. Total fair market value of the shares issued was $5.4 million based upon the average closing price of Arrowhead’s common stock during the 10-day period ending March 21, 2007.

(2)	The preliminary estimate of the fair value of the tangible assets approximates the current net book value. For illustrative purposes it is assumed that the historical costs are adjusted to reflect the current value. The tangible assets will continue to depreciated over their original estimated lives of 3 years.

(3)	Represents the elimination of stockholders’ equity related to Carbon Nanotechnologies, Inc. The difference between the preliminary estimated value of the assets and liabilities acquired and the total value of consideration given has been expensed as purchased in-process research and development.

(4)	An adjustment to eliminate the license amortization and the interest expense. The license amortization is eliminated as a result of accounting for the purchase of the existing intangible assets as a purchase of in process research and development. The interest expense is eliminated as a result of issuing stock and the elimination of revolving the line of credit balance.